As filed with the Securities and Exchange Commission on March 31, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE KROGER CO.

(Exact name of registrant as specified in its charter)

Ohio	31-0345740
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1014 Vine Street, Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

The Kroger Co. Savings Plan

(Full title of Plan)

Paul W. Heldman

Executive Vice President, Secretary and General Counsel

The Kroger Co.

1014 Vine Street

Cincinnati, Ohio  45202

(Name and address of agent for service)

(513) 762-4000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock $1 Par Value	5,000,000 shares(2)	$25.04	$125,200,000	$4,921

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Securities Act Rule 457(c), on the basis of the average of the high and low sale prices of the Registrant’s Common Stock on the New York Stock Exchange on March 27, 2008, which date is within 5 business days prior to the date of the filing of this Registration Statement.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The Registrant is registering additional securities under the Plan covered hereby for which a Registration Statement on Form S-8, bearing Registration No. 333-106803, currently is effective, and therefore, pursuant to General Instruction E. of Form S-8, the Registrant elects to incorporate by reference the contents of such Registration Statement which constitute information required in the Registration Statement.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on March 31, 2008.

THE KROGER CO.

By	(* David B. Dillon)
David B. Dillon,
Chairman of the Board and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on March 31, 2008.

Signature	Title

(*David B. Dillon)	Chief Executive Officer and Director
David B. Dillon	(principal executive officer)

(*J. Michael Schlotman)	Chief Financial Officer
J. Michael Schlotman	(principal financial officer)

(*M. Elizabeth Van Oflen)	Vice President & Controller
M. Elizabeth Van Oflen	(principal accounting officer)

(*Reuben V. Anderson)	Director
Reuben V. Anderson

(*Robert D. Beyer)	Director
Robert D. Beyer

(*John L. Clendenin)	Director
John L Clendenin

(*Susan J. Kropf)	Director
Susan J. Kropf

(*John T. LaMacchia)	Director
John T. LaMacchia

(*David B. Lewis)	Director
David B. Lewis

(*Don W. McGeorge)	President, Chief Operating Officer, and Director
Don W. McGeorge

(*W. Rodney McMullen)	Vice Chairman and Director
W. Rodney McMullen

	(*Jorge P. Montoya)	Director
Jorge P. Montoya

	(*Clyde R. Moore)	Director
Clyde R. Moore

	(*Katherine D. Ortega)	Director
Katherine D. Ortega

	(*Susan M. Phillips)	Director
Susan M. Phillips

	(*Steven R. Rogel)	Director
Steven R. Rogel

	(*James A. Runde)	Director
James A. Runde

	(*Ronald L. Sargent)	Director
Ronald L. Sargent

	(*Bobby S. Shackouls)	Director
Bobby S. Shackouls

By:	(*Bruce M. Gack)
Bruce M. Gack
Attorney-in-fact

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on March 31, 2008.

THE KROGER CO. SAVINGS PLAN
ADMINISTRATIVE COMMITTEE

By:	/s/ Paul Heldman
Name: Paul Heldman
Title: Chairman of the Administrative Committee

By:	/s/ Richard A. Manka
Name: Richard A. Manka
Title: Member of the Administrative Committee

By:	/s/ J. Michael Schlotman
Name: J. Michael Schlotman
Title: Member of the Administrative Committee

By:	/s/ R. Pete Williams
Name: R. Pete Williams
Title: Member of the Administrative Committee

By:	/s/ Michael J. Stoll
Name: Michael J. Stoll
Title: Member of the Administrative Committee

INDEX OF EXHIBITS

Exhibit 5.1	Opinion of Paul W. Heldman, Esquire, including his consent. Filed herewith.

Exhibit 5.2	IRS Determination Letter. Filed herewith.

Exhibit 23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants. Filed herewith.

Exhibit 23.2	Consent of Clark, Shaefer, Hackett & Co., Independent Accountants. Filed herewith.

Exhibit 23.3	Consent of Paul W. Heldman, Esquire. Contained in the opinion filed as Exhibit 5.1 hereto.

Exhibit 24	Powers of Attorney of certain officers and directors of Kroger. Filed herewith.